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                                                                 EXHIBIT 4.7(b)

                      AMENDMENT TO NOTE PURCHASE AGREEMENT


         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 29th day of July, 1997 by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Company"), and NEW YORK LIFE INSURANCE COMPANY, a New York mutual life insurance company, NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, a Delaware corporation, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurance company, AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas life insurance company, and MERIT LIFE INSURANCE COMPANY, a Texas life insurance company (each a "Purchaser", collectively the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers entered into that certain Note Purchase Agreement dated as of November 14, 1994, (such Note Purchase Agreement being hereinafter referred to as the "Agreement"), pursuant to which the Company sold to the Purchasers certain of its 8.07% Senior Notes in an aggregate principal amount of $20,000,000 and certain of its 8.26% Senior Notes in the aggregate amount of $20,000,000; and

         WHEREAS, the Company and the Purchasers now desire to amend the Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.2 of the Agreement shall be, and hereby is, amended by adding the following definitions therein:


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                 "Twenty-Second Supplemental Indenture" means that certain
                 Twenty-Second Supplemental Indenture dated as of July 29, 1997 between the Company and First Trust National Association (as successor to Bank of America Illinois, Continental Bank, N.A., and National Bank and Trust Company of Chicago) and Russell C. Bergman (as successor to M.J. Kruger and R. Emmett Hanley).

                 "United Cities Indenture" means the Indenture of Mortgage dated as of July 15, 1959 between United Cities Gas Company and City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, as supplemented by the First through Twenty-Second Supplemental Indentures thereto (the obligations of United Cities Gas Company and its successors under the United Cities Indenture and under the bonds issued pursuant thereto having been assumed by the Company under the Twenty-Second Supplemental Indenture).

         2. Paragraph (ii) of Section 4.10(b) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

                 (ii) Liens existing on any real property (including leaseholds) and fixtures thereon (and, in the cases of the Liens of the Greeley Indenture and United Cities Indenture, other property covered by the Greeley Indenture or by the United Cities Indenture as described therein) at the time of acquisition of such property by the Company or by such Subsidiary through a merger or consolidation permitted under
                 Section 4.4 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by the Company or another Subsidiary in an acquisition permitted under Section 4.15; provided, however, that every such Lien described in this clause (ii) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions and other acquired properties as are subject to the Lien of the Greeley Indenture or to the Lien of the United Cities Indenture as set forth therein and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (ii), including, without limitation, the Liens of the Greeley Indenture and





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                 United Cities Indenture, exceed 55% of the aggregate cost
                 (including the secured Debt) or fair value (without deducting the secured Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

         3. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.

         4. This Agreement may be executed in multiple counterparts, all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.

ATMOS ENERGY CORPORATION                NEW YORK LIFE INSURANCE COMPANY


By: /s/ LARRY J. DAGLEY                 By: /s/ LISA A. SCUDERI
    -------------------                     -------------------
    Larry J. Dagley                     Printed/Typed Name: Lisa A. Scuderi
    Executive Vice President and        Title: Investment Manager
    Chief Financial Officer

                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION
                                        By:  NEW YORK LIFE INSURANCE COMPANY

                                        By: /s/ LISA A. SCUDERI
                                            -------------------
                                        Printed/Typed Name: Lisa A. Scuderi
                                        Title: Investment Manager






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                                        THE VARIABLE ANNUITY LIFE
                                        INSURANCE COMPANY


                                        By: /s/ JULIA S. TUCKER
                                            -------------------
                                        Printed/Typed Name: Julia S. Tucker
                                        Title: Investment Officer


                                        AMERICAN GENERAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ JULIA S. TUCKER
                                            -------------------
                                        Printed/Typed Name: Julia S. Tucker
                                        Title: Investment Officer



                                        MERIT LIFE INSURANCE COMPANY


                                        By: /s/ JULIA S. TUCKER
                                            -------------------
                                        Printed/Typed Name: Julia S. Tucker
                                        Title: Investment Officer





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